UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2016
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Spectrum Pharmaceuticals, Inc. (the “Company”) determined that, effective from April 1, 2016, the annual base salaries of the following executive officers be increased as follows: Chairman and Chief Executive Officer ($0, 0.0%), President and Chief Operating Officer ($25,000 or 4.3%), and Executive Vice President and Chief Financial Officer ($30,000 or 6.4%). Based on the Committee’s assessment (i) that the Company met or exceeded the 2015 goals established by the Committee and the Board of Directors, and (ii) of each executive officer’s performance, the Committee also approved the following cash incentive awards: for its Chairman and Chief Executive Officer ($945,000), its President and Chief Operating Officer ($345,000), and its Executive Vice President and Chief Financial Officer ($235,000).

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectrum Pharmaceuticals, Inc.

Date: March 24, 2016	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief
Financial Officer